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                                                                    EXHIBIT 23-3



                     [Miller and Lents, Ltd. LETTERHEAD]


                                 February 24, 1998





MCN Energy Group Inc.
500 Griswold
Detroit, MI 48226

                                           Re:  MCN Energy Group Inc.
                                                1997 Annual Report on Form 10-K


Ladies and Gentlemen:

        The firm of Miller and Lents, Ltd. consents to the use of its name and the information contained in its report dated January 14, 1998, regarding MCN Energy Group Inc.'s oil and gas reserve information as of December 31, 1997, in its 1997 Annual Report on Form 10-K.

        In addition, Miller and Lents, Ltd. consents to the incorporation by reference of said material in Registration Statement Nos. 333-02105 and 333-02107 on Form S-8, 333-01523, 333-21175, and 333-45281 on Form S-3 and Post
Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Energy Group Inc.

        Miller and Lents, Ltd. has no interest in MCN Energy Group Inc. or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Energy Group Inc. We are not employed by MCN Energy Group Inc. on a contingent basis.

                                        Yours very truly,

                                        MILLER AND LENTS, LTD.

                                        By /s/ P. G. Von Tungeln
                                           ---------------------
                                           P. G. Von Tungeln
                                           Chairman


PGVT/mk